UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)
April 6, 2011

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          Entry into Material Definitive Agreements

On April6, 2011, Estee Lauder Inc. (“ELI”), a subsidiary of registrant The Estée Lauder Companies Inc. (“ELC”), entered into (a) a creative consultant agreement with Aerin Lauder (the “Creative Consultant Agreement”) and (b) a brand license agreement with Ms. Lauder and Aerin LLC, a limited liability company wholly owned by Ms. Lauder (the “License Agreement”).

Creative Consultant Agreement. Under the Creative Consultant Agreement, Aerin Lauder will be a spokesperson for the Estée Lauder brand and collaborate with the Estée Lauder Creative Director on creative aspects of the brand as Style and Image Director.  The initial term of the agreement expires on June 30, 2016.  She will be paid $700,000 per year through June 30, 2012, such amount to be increased 4% for each fiscal year thereafter.  During the term of the agreement, ELC has the exclusive right to use Ms. Lauder’s name and image to market beauty products and related services of the Estée Lauder brand.  Ms. Lauder agrees to a minimum of 35 full days of personal appearances worldwide per year for the brand, ELC or its subsidiaries.  If ELI requires Ms. Lauder to provide additional days per year, she will be paid $20,000 per extra day for the year ending June 30, 2012, with such daily fee increasing $1,000 in each subsequent contract year.  Ms. Lauder will be provided with an office and access to an assistant in connection with her services.  ELC may earlier terminate the Creative Consultant Agreement in the case of specified breach of the agreement by Ms. Lauder, and either party may terminate following termination of the License Agreement.

License Agreement.  Under the License Agreement, Aerin LLC has granted ELI a worldwide license to use the “Aerin” trademark and “A” logo (and related marks) and Ms. Lauder’s name and image (i) exclusively in connection with “Core Beauty Products” (cosmetics, fragrances, toiletries, skin care, hair care, value sets and beauty accessories) and (ii) non-exclusively in connection with “Non-Core Beauty Products” (cosmetics bags, tote bags and fragranced candles).  The License Agreement covers the name “Aerin” and not the name “Lauder,” for which ELC and its subsidiaries retain sole ownership.  The “Lauder” name cannot be used for the Aerin LLC business without the prior written consent of both ELC’s Chief Executive Officer and Executive Chairman.  The initial license term lasts until June 30, 2017, with three 5-year renewal terms if ELI does not give notice of non-renewal and net sales hit certain performance targets (or if ELI cures a sales shortfall, in certain circumstances).

Aerin LLC will receive the following royalties: (i) for all products other than fragrances, 4% of annual net sales up to $40 million and 5% of annual net sales in excess thereof; and (ii) for fragrances, 5% of annual net sales.  ELI must spend the following minimum amounts to promote Aerin-branded products:  20% of ELI’s net sales of Aerin-branded products each year in the initial term and 15% of such net sales each year thereafter, with such requirement capped each year at 50% of Aerin LLC’s similar expenditures, either directly or through other licensees, on Aerin-branded products.  Both ELI and Aerin LLC will distribute Aerin-branded products only through prestige retailers.

ELI will use reasonable efforts to launch a limited “capsule collection” of some Aerin-branded products within 12 months from the date of the License Agreement, but ELI has no obligation to launch until Aerin LLC launches commercially reasonable quantities of product under the Aerin Lifestyle Brand, which Aerin LLC shall use reasonable efforts to do within 18 months.  Within 12 months of ELI’s “capsule collection” launch, ELI may launch additional Aerin-branded products in its reasonable commercial judgment.  Ms. Lauder has agreed to provide at least ten personal appearances during each fiscal year, for which she will not be compensated, and which are in addition to those appearances covered by the Consultant Agreement.  ELI will be responsible for her reasonable travel expenses in connection with such appearances.

Aerin LLC may terminate the License Agreement if an unaffiliated third party obtains more than 50% of the voting power or equity of ELI.  ELI may terminate the License Agreement if control of Aerin LLC (or substantially all of its assets) is transferred to a competitor of ELC or to certain categories of retailers not engaged in prestige distribution. Either side may terminate the License Agreement for an uncured material breach.

The above summaries of the material terms of the Creative Consultant Agreement and the License Agreement are qualified by reference to the text of the respective agreements, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Related Parties and Other Matters.  As previously disclosed, Ms. Lauder’s sister, Jane Lauder, is a member of ELC’s Board of Directors and is Global President, General Manager of the Origins and Ojon brands.   Other family members of Aerin Lauder who are on the ELC Board or are executive officers are William P. Lauder (her cousin and ELC’s Executive Chairman and a Director), Leonard A. Lauder (her uncle and Chairman Emeritus and a Director), Ronald S. Lauder (her father and Chairman, Clinique Laboratories, LLC) and Evelyn H. Lauder (her aunt and Senior Corporate Vice President).

In connection with these agreements, Ms. Lauder is resigning her position as Senior Vice President, Creative Director for the Estée Lauder brand.  As such, she will no longer be an employee of any ELC company.  She is, and is expected to remain, a member of the ELC Board of Directors.

The transactions provided for in the agreements were approved by the Audit Committee in accordance with ELC’s Policies and Procedures for the Review of Related Person Transactions.

ITEM 9.01          Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Creative Consultant Agreement, dated April 6, 2011, between Estee Lauder Inc. and Aerin Lauder.*
10.2	License Agreement, dated April 6, 2011, by and among Aerin LLC, Aerin Lauder Zinterhofer and Estee Lauder Inc.

* Exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: April 7, 2011	By:	/s/ Sara E. Moss
Sara E. Moss Executive Vice President and General Counsel

THE ESTEE LAUDER COMPANIES INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Creative Consultant Agreement, dated April 6, 2011, between Estee Lauder Inc. and Aerin Lauder.*
10.2	License Agreement, dated April 6, 2011, by and among Aerin LLC, Aerin Lauder Zinterhofer and Estee Lauder Inc.

* Exhibit is a management contract or compensatory plan or arrangement.

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